                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X] Preliminary Proxy Statement      [ ] Confidential, for use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          CHICAGO MINIATURE LAMP, INC.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                ------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
    (1) Amount Previously Paid:
    (2) Form, Schedule or Registration Statement No.:
    (3) Filing Party:
    (4) Date Filed:

                          CHICAGO MINIATURE LAMP, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 27, 1998

To the Shareholders of Chicago Miniature Lamp, Inc.:

         The Annual Meeting of Shareholders of Chicago Miniature Lamp, Inc. (the "Company") will be held at the offices of BankBoston, Long Lane Room, 2nd Floor, 100 Federal Street, Boston, Massachusetts on April 27, 1998, at 11:00 a.m. (the "Meeting") for the following purposes:

                  1. To elect six directors to hold office until the 1999 Annual Meeting of Shareholders and until their successors have been elected and qualified;

                  2. To consider and ratify the adoption by the Board of Directors of the Special 1997 Stock Option Plan;

                  3. To consider and act upon a proposal for the Company to amend its Amended and Restated Certificate of Incorporation in order to change the name of the Company to "SLI, Inc.";

                  4. To consider and act upon a proposal to ratify the appointment of Ernst & Young LLP as independent accountants of the Company for the fiscal year ending January 3, 1999; and

                  5. To transact such other business as may properly come before the Meeting or any adjournment thereof.

         Shareholders of record as of the close of business on March 20, 1998, will be entitled to vote at the Meeting or any adjournment thereof. Information relating to the matters to be considered and voted on at the Annual Meeting is set forth in the proxy statement accompanying this Notice.

                                             By Order of the Board of Directors,


                                             /s/ Richard F. Parenti
                                             -----------------------------------
                                             Richard F. Parenti
                                             Secretary

March ___, 1998

         THE BOARD OF DIRECTORS IS SOLICITING THE ENCLOSED PROXY. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE PRE-ADDRESSED ENVELOPE PROVIDED FOR THAT PURPOSE. IF YOU ATTEND THE MEETING, YOU MAY WITHDRAW THE ENCLOSED PROXY GIVEN BY YOU AND VOTE YOUR SHARES IN PERSON.

                          CHICAGO MINIATURE LAMP, INC.
                               500 CHAPMAN STREET
                           CANTON, MASSACHUSETTS 02021

                            ------------------------

                                 PROXY STATEMENT

         Introduction. This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Chicago Miniature Lamp, Inc. (the "Company"), of proxies for use at the Annual Meeting of Shareholders to be held at the offices of BankBoston, Long Lane Room, 2nd Floor, 100 Federal Street, Boston, Massachusetts, on April 27, 1998, at 11:00 a.m., or any adjournment thereof. This Proxy Statement and the enclosed Annual Report to Shareholders for the Company's fiscal year ended November 30, 1997 are being mailed to shareholders on or about March 27, 1998. The Annual Report does not constitute any part of this Proxy Statement.

         Solicitation. The entire cost of preparing, assembling, and mailing this proxy material will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing certain beneficial owners of shares for their reasonable expenses in sending proxy material to and obtaining proxies from such beneficial owners.

         Revocation. A proxy may be revoked by a shareholder at any time prior to its use by giving written notice of such revocation to the Secretary of the Company, by appearing at the Meeting and voting in person, or by returning a later dated proxy in the form enclosed.

         Quorum and Voting. Shareholders of record as of the close of business on March 20, 1998 will be entitled to vote at the Meeting. As of such record date, there were issued and outstanding and entitled to vote [___________] shares of the common stock, $.01 par value per share, of the Company (the "Common Stock"). Holders of shares of Common Stock are entitled to one vote for each share owned at the record date on all matters to come before the Meeting and any adjournments thereof. The presence in person or by proxy of holders of a majority of the shares of Common Stock entitled to vote at the Meeting constitutes a quorum for the transaction of business.

         Tabulation of Votes. Election of each director nominee will be by plurality vote. The affirmative vote of holders of a majority of the Company's outstanding Common Stock will be required for approval of the proposal to change the name of the Company. The affirmative vote of the holders of a majority of the votes cast at the Meeting is necessary for the ratification of the Special 1997 Stock Option Plan and ratification of the selection of auditors. The Company will appoint an inspector of election to tabulate all votes and to certify the results of all matters voted upon at the Meeting. Brokerage firms who hold shares in "street name" for customers have the authority to vote those shares with respect to the election of directors and the ratification of the appointment of the Company's auditors if such firms have not received voting instructions from a beneficial owner. Brokers will not have authority to vote shares with respect to the proposal to ratify the Special 1997 Stock Option Plan nor the proposal to amend the Company's Amended and Restated Certificate of Incorporation in order to change the name of the Company. The failure of a broker to vote shares in the absence of instructions (a "broker non-vote") will have the effect of a vote against the proposal to amend the Amended and Restated Certificate of Incorporation; broker non-votes will have no effect with respect to any other matter considered at the Annual Meeting.

         The Company will (i) count abstentions and broker non-votes for purposes of determining the presence of a quorum at the Meeting; (ii) treat abstentions as shares represented at the Meeting and voting against a proposal and disregard broker non-votes in determining results on proposals requiring a majority of the votes cast at the Meeting; (iii) treat abstentions and broker non-votes as shares represented at the Meeting and voting against a proposal in determining results on proposals requiring an affirmative vote of holders of a majority of the Company's outstanding Common Stock; and (iv) consider neither abstentions nor broker non-votes in determining results of plurality votes. If the enclosed proxy is properly executed and returned prior to or at the Meeting, and is not revoked prior to or at the Meeting, all shares represented thereby will be voted at the Meeting as specified in the proxy by the persons designated therein. If a signed proxy card is returned and the stockholder has made no specifications with respect to voting matters, the shares will be voted "FOR" the election of the nominees as directors, "FOR" the ratification of the adoption of the Special 1997 Stock Option Plan, "FOR" the proposal to change the name of the Company, "FOR" the ratification of the appointment of the independent accountants of the Company, and in accordance with the judgment of the person or persons voting such proxies with respect to such other matters, if any, as may properly come before the Meeting.

         The Board of Directors does not know of any matters that will be brought before the Meeting other than those matters specifically set forth in the Notice of Annual Meeting of Shareholders. However, if any other matter properly comes before the Meeting, it is intended that the persons named in the enclosed form of proxy, or their substitute acting thereunder, will vote on such matter in accordance with their best judgment.

INFORMATION CONTAINED IN THIS PROXY STATEMENT AS TO THE NUMBER OF SHARES AND PRICE PER SHARE HAVE BEEN ADJUSTED TO REFLECT THE COMPANY'S 3-FOR-2 STOCK SPLIT EFFECTED ON MARCH 6, 1998.

                              ELECTION OF DIRECTORS
                                  (PROPOSAL 1)

         The Board of Directors currently consists of six members. It is proposed that the shareholders re-elect the present six directors, each of whom is a nominee: Frank M. Ward, Werner Arnold, Donald S. Dewsnap, Frederick B. Howard, Richard E. Ingram and Norman Scoular. The term of each director elected will be until the next Annual Meeting of Shareholders or until his successor is duly elected and qualified. It is intended that the proxies will be voted for the nominees listed above and cannot be voted for more than six nominees. Each nominee is at present available for election, but if any nominee should become unavailable, the persons voting the accompanying proxy may, at their discretion, vote for a substitute.

         Unless authority is withheld, it is the intention of the persons voting under the enclosed proxy to vote such proxy in favor of the election of these six nominees to be directors of the Company until the 1999 Annual Meeting of Shareholders and until their successors are elected and qualified. The affirmative vote of a plurality of the shares of Common Stock present or represented at the Meeting by proxy is required for the election of these nominees as directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH OF THE NOMINEES.

             INFORMATION REGARDING DIRECTORS AND EXECUTIVE OFFICERS

                                 YEAR FIRST
                                 BECAME            POSITIONS AND OFFICES
NAME                     AGE     DIRECTOR          WITH THE COMPANY
----                     ---     --------          ----------------
Frank M. Ward            53      1992              President, Chief Executive Officer
                                                     Director and Chairman of the Board
Werner Arnold            44      1996              Director and President of
                                                     Alba Speziallampen Holding GmbH
Donald S. Dewsnap (1)    63      1995              Director
Frederick B. Howard      62      1998              Director
Richard E. Ingram (1)    56      1996              Director
Norman Scoular (2)       45      1997              Director, Chief Operating Officer of the
                                                     Company, and President of
                                                     Sylvania Lighting International B.V.

------------------
      (1) Member of the Compensation Committee, Audit Committee and Stock Option Committee.
      (2)   Member of the Special Option Committee.

         BACKGROUND OF DIRECTORS

         FRANK M. WARD has served as President, Chief Executive Officer and Director of the Company and Xenell, Inc. since 1985. Prior to 1985, Mr. Ward was President of Xenell Marketing Corporation, an organization formed to manage the product development, marketing and distribution of the products of Xenell, Inc. Mr. Ward received a Bachelor of Science degree in Electrical Engineering from Northeastern University and has completed post graduate studies in physics and metallurgy.

         WERNER A. ARNOLD is the President of Alba Speziallampen Holding GmbH ("CML-Alba"), a subsidiary of the Company formed in May 1996 to consummate the acquisition of W. Albrecht GmbH u. Co. KG ("Alba-Germany") and its interest in certain other affiliated entities (the "Alba Acquisition"). From 1994 to 1996, Mr. Arnold served as President and Chief Executive Officer of Alba-Germany. From 1985 to 1993, he served as General Manager and Executive Vice President of Engineering, Sales and Marketing of Alba-Germany. Mr. Arnold also served as an officer and director of certain affiliates of Alba-Germany. Mr. Arnold has a Masters in Engineering from Technical University of Munich, Germany. Mr. Arnold was elected as a Director of the Company in June 1996.

         DONALD S. DEWSNAP has been Chairman of Norlico Corp., a supplier of engineered chemical dispense systems to industrial users, since 1977. Prior thereto he was involved in industrial research at Arthur D. Little Corp. and spent fourteen years with GTE Sylvania Lighting Division in various product marketing, management and sales engineering positions. Mr. Dewsnap was elected a director of the Company in March 1995. Mr. Dewsnap holds a Bachelor of Arts degree from Merrimack College.

         FREDERICK B. HOWARD had been, until his retirement in June 1997, vice president and general manager of Electronic Control Systems, a division of Osram Sylvania Inc., since its formation in June 1996. From 1994 until 1996, he had been vice president and general manager of Osram Sylvania Glass Technologies. Other positions held during his 35 year tenure with Sylvania include vice president of marketing for the Sylvania Lighting Division - U.S., vice president of Lighting Special Products, vice president, Latin America, for International Lighting. Mr. Howard holds degrees in economics from Babson College, serves as a member of the Advisory Board of Directors, Mayer Electric Supply Company, and is a member of the National Electric Manufacturers Association. Mr. Howard was elected a director of the Company effective February 8, 1998.

         RICHARD E. INGRAM has been the Chairman of the Board of Builder Marts of America, Inc., a national distributor of lumber and building materials, since November 1988, and he was its Chief Executive Officer until November 1993. He was a founding director of Carolina First Corporation, the holding company for Carolina First Bank, and Ingram Enterprises, Inc., a real estate development and investment banking company. He is also a director of Synalloy Corporation, Columbia Lumber, a retail lumber business, and Tel-Pan Communications, Inc., a long distance provider in Panama. He has served on the Policy Advisory Board of the Joint Center for Urban Studies at Harvard University. Mr. Ingram is a graduate of the American Institute of Banking and the University of North Carolina Executive Program. Mr. Ingram was elected a director of the Company effective August 1, 1996.

         NORMAN SCOULAR has served as Chief Executive Officer of Sylvania Lighting International B.V. since January 1993. Prior to 1993, he held senior positions with several large engineering groups. Mr. Scoular was Managing Director of FKI's Electrical Products Group from 1987 to 1989 and Chief Executive of FKI Plc. from 1989 to 1992. Between 1979 and 1987 he was Managing Director of several large companies within GEC Plc., including its low voltage control activities in Europe. He commenced his career in industrial engineering with Philips.


                   THE BOARD OF DIRECTORS AND ITS COMMITTEES.

         The Board of Directors held thirteen meetings during the year ended November 30, 1997. The current standing committees of the Board of Directors are the Audit Committee, the Compensation Committee, the Stock

Option Committee, and the Special Option Committee. The Audit Committee met once, the Compensation Committee met once and the Stock Option Committee met once during the year ended November 30, 1997. The Special Option Committee was formed on March 4, 1998. All directors attended at least 75% of the meetings held during the year ended November 30, 1997 (during the period for which each was a director).

         The members of the Audit Committee, Compensation Committee and the Stock Option Committee are Donald S. Dewsnap and Richard E. Ingram. The Audit Committee has general responsibility for accounting and audit activities of the Company and its subsidiaries. The Audit Committee annually reviews the qualifications of the independent certified public accountants, makes recommendations to the Board as to their selection, reviews the scope, fees and results of their audit and approves their non-audit services and related fees. The Audit Committee meets periodically with management and with the Company's independent auditors to determine the adequacy of internal controls and other financial reporting matters. The Compensation Committee reviews general policy matters relating to compensation and benefits of employees generally and has responsibility for reviewing and approving compensation and benefits for all executive officers of the Company. The Stock Option Committee administers the Company's Incentive and Non-Statutory Stock Option Plan (the "Stock Option Plan") and recommends grants of the specific options under the Stock Option Plan. The Special 1997 Stock Option Plan (the "Special Option Plan", and collectively with the Stock Option Plan, the "Option Plans") is administered by a separate committee with the right to make grants of options under the Special Option Plan (the "Special Option Committee"). Currently, the Special Option Committee consists of Norman Scoular only, with authority from the Board to grant options only with respect to the employees of Sylvania Lighting International B.V. and its subsidiaries. See Proposal 2, "Ratification of the Adoption of the Special 1997 Stock Option Plan", elsewhere in this Proxy Statement.

                           COMPENSATION OF DIRECTORS

         The Company currently pays its non-employee and non-affiliated directors an annual fee of $10,000 for attendance at meetings of the Board of Directors or committees thereof. All directors are reimbursed for their reasonable expenses in connection with the performance of their duties.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Ronald S. Goldstein, a former member of the Board and a former member of the Compensation Committee, was also, in the fiscal year ended November 30, 1997, the Chief Financial Officer and Secretary of the Company. Mr. Goldstein is no longer an executive officer of the Company, nor is he a member of the Board of Directors. No other person serving on the Compensation Committee at any time during fiscal 1997 was a present or former officer or employee of the Company or any of its subsidiaries. During fiscal 1997, no executive officer of the Company served as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served on the Company's Board of Directors or Compensation Committee.

                             EXECUTIVE COMPENSATION

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         Introduction

         Under rules of the Commission, the Company is required to provide certain information concerning compensation provided to the Company's President and Chief Executive Officer and the other executive officers of the Company. The disclosure requirements for the executive officers include the use of tables and a report of the Committee responsible for compensation decisions for the named executive officers, explaining the rationale and considerations that led to those compensation decisions. Therefore, the Compensation Committee of the Board of Directors (the "Committee") has prepared the following report for inclusion in this Proxy Statement.

         Compensation Committee Role

         Since its formation, the Committee has been responsible for making recommendations to the Board of Directors concerning the salaries of executive officers. The Committee is also responsible for overseeing other forms of compensation and benefits to other senior officers. The Committee's responsibilities include reviewing salaries, benefits and other compensation of senior officers and making recommendations to the full Board of Directors with respect to these matters.

         Compensation Philosophy

         The compensation philosophy for executive officers conforms to the compensation philosophy of the Company generally for all employees. The Company's compensation is designed to:

         - provide compensation comparable to that offered by companies with similar businesses, allowing the Company to successfully attract and retain the employees necessary to its long-term success;

         - provide compensation which relates to performance of the individual and is based upon individual performance;

         - provide incentive compensation that varies directly with both Company performance and individual contribution to that performance; and

         - provide an appropriate linkage between compensation and the creation of shareholder value through awards tied to the Company's performance and through facilitating employee stock ownership.

         Executive Officer Compensation Program

         The Company's executive officer compensation program is comprised of base salary, cash bonuses based upon individual performance and long-term incentive compensation in the form of stock options under the Stock Option Plan, which options are recommended by the Stock Option Committee. In addition, the Company's executive officers receive various other benefits, including medical benefits, which are generally available to the employees of the Company.

         Base Salary and Bonus Awards

         The Committee reviews the salaries of the executive officers of the Company annually. The Committee made salary decisions about the executive officers based upon a variety of considerations in conformance with the compensation philosophy stated above. First, salaries are competitively set relative to companies with similar businesses to that of the Company. Second, the Committee considered the performance of the individual executive officer with respect to the areas under his or her responsibility, including an assessment of the value of each to the Company. Third, internal equity among employees was factored into the decision. Finally, the Committee considered the Company's financial performance and its ability to absorb any increases in salaries.

         The salary of the Chief Executive Officer, Frank M. Ward, has been established by the Board of Directors to be $500,000 for the current fiscal year, with a $500,000 discretionary performance bonus based upon meeting certain financial targets. The Company anticipates that Mr. Ward will enter into an employment agreement which will reflect this compensation. This employment agreement will likely be on terms similar to Mr. Ward's previous employment agreement, which expired at the end of the 1997 fiscal year, and pursuant to which he received employee health benefits and automobile and expense allowances. The Board of Directors has established the salary of Norman Scoular, the Chief Operating Officer and President of Sylvania Lighting International B.V., at the same level as that of Mr. Ward, with an equal discretionary performance bonus, also based upon meeting certain financial targets. The Company similarly anticipates entering into an employment agreement with Mr. Scoular. The Committee believes that the aggregate compensation for each of Messrs. Ward and Scoular is reasonable based upon each of his responsibilities, the revenue size of the Company, profitability of the Company, growth and other factors when compared to chief executive officers and chief operating officers of similar companies.

         Other than Messrs. Ward and Scoular, Ronald S. Goldstein, formerly Chief Financial Officer, and Richard F. Parenti, Vice President, Finance and Secretary, were the only other executive officers receiving compensation exceeding $100,000 in the fiscal year ended November 30, 1997. Other than Mr. Scoular, no cash bonuses were awarded to any executive officer for the 1997 fiscal year, although the Committee will consider such bonuses in the future on a discretionary basis for extraordinary performance or accomplishments. Based upon surveys available to it, the Committee believes that the salaries of the executive officers and senior employees of the Company are reasonable when compared to individuals with similar responsibilities at comparable companies.

         Stock Option Awards

         The Company maintains the Stock Option Plan, which is designed to align executive officers' and shareholders' interests in the enhancement of shareholder value. Stock options are granted upon the recommendation of the Stock Option Committee with the approval of the disinterested members of the Board. Executive officers and others are eligible to receive options under the Stock Option Plan. The Committee strongly believes that the interests of shareholders and executives become more closely aligned when such executives are provided an opportunity to acquire a proprietary interest in the Company through ownership of the Company's Common Stock. Accordingly, key employees of the Company, including executive officers, as part of their overall compensation package, are eligible for participation in the Stock Option Plan, whereby they are granted options generally exercisable at no less than fair market value on the date of grant. Because no benefit is generally received unless the Company's stock price performs favorably, awards under the Stock Option Plan are intended to provide incentives for executive officers to enhance long-term Company performance, as reflected in stock price appreciation, thereby increasing shareholder value.

         The stock option grants are principally based on overall consolidated results of the Company, achievement of Company objectives, individual performance, including managerial effectiveness, initiative and team work, and are in such amounts that reflect what the Stock Option Committee believes are necessary to attract, retain and motivate senior management and other key employees. The members of the Stock Option Committee and the Compensation Committee are the same, and stock option awards are considered in the package of the key employees. The Committee believes that stock option awards are rewards for past growth and the incentive for continued growth.

         Compliance with Internal Revenue Code Section 162(m)

         The Committee has reviewed the potential consequences for the Company of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), which imposes a limit on tax deductions for annual compensation in excess of $1 million for certain executives of public companies. The Company believes that options granted under the Option Plans are exempt from the limitation, and other compensation expected to be paid during fiscal year 1998 is at or below this compensation limitation.

                                          COMPENSATION COMMITTEE


                                          Donald S. Dewsnap
                                          Richard Ingram


         The report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Act of 1934 (together, the "Acts"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                               COMPENSATION TABLES

         The following tables set forth certain information relating to the compensation earned by the Chief Executive Officer of the Company and each of the other most highly compensated executive officers of the Company whose total cash compensation for the fiscal year indicated exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                LONG TERM
                                        ANNUAL                 COMPENSATION
                                     COMPENSATION                 AWARDS
                              ------------------------------   ------------
                                                                  SECURITIES
                                                                  UNDERLYING
NAME AND PRINCIPAL POSITION   YEAR      SALARY      BONUS(1)       OPTIONS
---------------------------   ----      ------      --------       -------
Frank M. Ward                 1997     $250,000     $    --             --
  President and               1996      250,000      74,000             --
  Chief Executive Officer     1995      360,000          --             --

Norman Scoular (2)            1997     $ 99,054     $99,355        375,000
  Chief Operating Officer
  and President, Sylvania
  Lighting International, B.V.

Ronald S. Goldstein(2)        1997     $122,376     $    --             --
  Chief Financial Officer     1996      140,769          --        112,500

Richard F. Parenti            1997     $109,299     $    --         75,000
  Vice President, Finance     1996      100,000          --             --
                              1995       89,213          --         45,000

-----------------------------

(1) Represents bonus earned during the indicated fiscal year. In some instances, all or a portion of the bonus was paid during the next fiscal year.

(2) Mr. Scoular became an executive officer of the Company on September 8, 1997.

(3) Mr. Goldstein resigned from his positions as a director and an executive officer of the Company in January 1998.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                   Individual Grants
                               ----------------------------------------------------------
                                                                                             Potential Realizable Value at
                               Number of        Percent of                                   Assumed Annual Rates of Stock
                               Securities     Total Options                                     Price Appreciation for
                               Underlying       Granted to      Exercise                              Option Term
                                Options        Employees in      Price         Expiration    ----------------------------
Name                           Granted(1)      Fiscal Year       ($/)           Date           5%                10%
----                           ----------     -------------     --------       ----------    ----------       -----------
Frank M. Ward                        --              --         $    --              --              --                --
  President and
  Chief Executive Officer

Norman Scoular                  375,000           12.15%        $ 18.67          9/8/07      $4,403,000       $11,158,000
  Chief Operating Officer
  and President, Sylvania
  Lighting International B.V.

Ronald S. Goldstein (3)              --              --         $    --              --              --                --
  Chief Financial Officer

Richard F. Parenti               75,000            2.43%        $ 16.00          7/3/07      $  754,800       $ 1,912,800
  Vice President, Finance

-----------------------------

(1) All options were granted at an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. Options vest at the rate of 20% per year for each of the first five years after the date of grant and terminate ten years from the date of grant.

(2) The assumed annual rates of appreciation of 5% and 10% would result in the price of the Company's stock increasing 62.9% and 159.4%, respectively.

(3) Mr. Goldstein resigned from his positions as a director and an executive officer of the Company in January 1998.

                      OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR END OPTION VALUES

                                                           Number of Securities Underlying     Value of Unexercised
                                                                   Unexercised                      In-the-Money
                                 Shares                         Options at 11/30/97             Options at 11/30/97 (2)
                              Acquired on      Value        ----------------------------     ----------------------------
            Name                Exercise    Realized (1)    Exercisable    Unexercisable     Exercisable    Unexercisable
            ----              -----------   ------------    -----------    -------------     -----------    -------------
Frank M. Ward                       --       $     --              --              --               --               --
  President and CEO

Norman Scoular                      --       $     --              --         375,000               --       $1,468,750
  Chief Operating Officer
  and President, Sylvania
  Lighting International B.V.

Ronald S. Goldstein (3)         53,933       $393,081          58,568              --         $813,144               --
  Chief Financial Officer

Richard F. Parenti                  --       $     --          16,050          82,500         $259,538       $  621,475
  Vice President, Finance

-------------------

(1) Value realized is based on the fair market value of the Common Stock as of the date of exercise, minus the exercise price, multiplied by the number of shares to which the exercise relates.

(2) Value is based on the closing sale price of the Common Stock as reported on the Nasdaq National Market as of the last business day prior to the end of the 1997 fiscal year, $22.583 minus the exercise price, multiplied by the number of shares to which the exercise relates.

(3) Mr. Goldstein resigned from his positions as a director and an executive officer of the Company in January 1998.

                              EMPLOYMENT AGREEMENTS

         The salary of the Chief Executive Officer, Frank M. Ward, has been established by the Board of Directors to be $500,000 for the current fiscal year, with a $500,000 discretionary performance bonus based upon meeting certain financial targets. Mr. Ward's prior three-year employment agreement with the Company expired at the end of the 1997 fiscal year. The Company anticipates that Mr. Ward will enter into a new employment agreement which will reflect this compensation. This employment agreement will likely be on terms similar to Mr. Ward's previous employment agreement, pursuant to which he received employee health benefits and automobile and expense allowances. Similarly, the Board of Directors has established the salary of Norman Scoular, the Chief Operating Officer, at the same level as that of Mr. Ward, with an equal discretionary performance bonus, also based upon meeting certain financial targets. The Company likewise anticipates entering into an employment agreement with Mr. Scoular.

                          STOCK PRICE PERFORMANCE GRAPH

         The following graph presents a comparison of the cumulative total shareholder return on the Company's Common Stock with the Standard & Poors 500 Index and a Market Cap-Weighted Comparables Composite Index. This graph assumes that $100 was invested as of the close of markets on June 16, 1995, the date of the Company's initial public offering, in the Company's Common Stock and in the indices, and that all dividends were reinvested. The stock price performance shown below is not necessarily indicative of future price performance.

                      Table reflecting plot points of graph

      Date                    CHML            S&P 500            Composite Index
      ----                    ----            -------            ---------------
June 16, 1995               $100.00           $100.00                $100.00
December 3, 1995             136.67            116.14                 103.05
December 1, 1996             335.00            142.26                 131.34
December 1, 1997             342.50            179.47                 156.85


(1) Market Cap-Weighted Comparables Composite Index includes the stock of nine companies selected for comparison purposes.

         The stock price performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Acts except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Acts.

       RATIFICATION OF THE ADOPTION OF THE SPECIAL 1997 STOCK OPTION PLAN
                                  (PROPOSAL 2)

         General

         The Board has adopted the Special 1997 Stock Option Plan in the form attached hereto as Exhibit A, subject to shareholder ratification. The Special Option Plan is intended to further the growth and development of the Company by encouraging employees and consultants of the Company and its subsidiaries who are not also officers or directors to obtain a proprietary interest in the Company through the grant of options to acquire shares of Common Stock. The Company believes that the Special Option Plan will aid in attracting and retaining employees and consultants and in stimulating the efforts of such individuals for the success of the Company and its subsidiaries. The effective date of the Special Option Plan is September 8, 1997 (the "Effective Date").

         The following summary of the principal features and effects of the Special Option Plan does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the text of the Special Option Plan as set forth in the attached Exhibit A.

         Types of Awards

         The options granted under the Special Option Plan may be either (i) incentive stock options ("ISOs") intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or (ii) non-qualified stock options ("NQSOs"), not intended to qualify under Section 422 (NQSOs and ISOs are referred to collectively as "Options").

         Administration

         The Special Option Plan will be administered by a committee of the Board of Directors (the "Special Option Committee"). The Special Option Committee will have full authority in its sole discretion to (i) determine and designate the employees and consultants to whom Options will be granted and the manner in and conditions under which Options are exercisable; (ii) determine whether an Option will constitute an ISO or a NQSO; and (iii) to interpret the provisions of, and prescribe, amend and rescind any rules and regulations relating to, the Special Option Plan.

         Eligibility

         Pursuant to the Special Option Plan, employees and consultants of the Company and its subsidiaries who are not also officers or directors of the Company and its subsidiaries are eligible for consideration for the granting of Options by the Special Option Committee. As of March 4, 1998, approximately 7,410 employees were eligible to participate in the Special Option Plan.

         Shares Available

         The Special Option Plan provides that the Special Option Committee may grant Options with respect to a maximum aggregate of 3,000,000 shares of Common Stock. Shares underlying any Options granted under the Special Option Plan that expire or terminate without having been fully exercised or vested may be added to the Common Stock otherwise available for grants of Options under the Special Option Plan. As of March 16, 1998, the fair market value of the Common Stock was $35.00 per share.

         Terms of Options

         GRANT OF OPTIONS. Options granted under the Special Option Plan represent rights to purchase shares of Common Stock of the Company within a fixed period of time and at a specified price per share (the "Option Price"). The Special Option Committee is authorized in its sole discretion to grant to employees either ISOs or

NQSOs or both for the purchase of Common Stock. Consultants of the Company and its subsidiaries who are not otherwise employees of the Company or its subsidiaries are not eligible to receive grants of ISOs.

         OPTION PRICE. The Option Price of each share of Common Stock subject to an Option shall be set by the Special Option Committee, but the Option Price for ISOs shall be the fair market value of the Common Stock as of the date of grant (or 110% of the fair market value of Common Stock as of the date of grant in the case of ISOs granted to optionees who own more than ten percent of the total combined voting power of all classes of outstanding stock of the Company or one of its subsidiaries).

         TERM AND EXERCISE OF OPTIONS. Each Option granted under the Special Option Plan may be exercised on such dates, during such periods, and for such number of shares as determined by the Special Option Committee. The term of any Option will be determined by the Special Option Committee, but the term may not exceed ten years from the date of grant (or five years in the case of ISOs granted to optionees who own more than ten percent of the total combined voting power of all classes of outstanding stock of the Company or one of its subsidiaries). Options are exercisable pursuant to terms established by the Special Option Committee at the time of grant. Upon the exercise of an Option, payment must be made in full in cash, in shares of Common Stock already owned by the optionee (which shares will be valued for such purpose on the basis of their fair market value on the date of exercise), or in a combination of the above. Payment must equal the Option Price of the shares subject to the Option being exercised multiplied by the number of shares being purchased.

         TRANSFERS; TERMINATION OF EMPLOYMENT. Options granted under the Special Option Plan will be transferable to the extent, and only to the extent, expressly provided by the Special Option Committee at the time of grant. At the discretion of the Special Option Committee at the time of grant, the Company may have an option to repurchase all or any number of shares purchased upon exercise of such Option, and a right of first refusal with respect to the transfer or proposed transfer of any shares purchased upon exercise of an Option. Upon the termination of an optionee's employment with the Company (including its subsidiaries) for any reason other than termination due to Disability (as defined in the Special Option Plan) or death, any Option or unexercised portion thereof shall generally not be exercisable after the expiration of the ninety
(90) day period following the termination of employment. Upon the termination of an optionee's employment with the Company (including its subsidiaries) due to Disability or death, any Option or unexercised portion thereof shall generally not be exercisable after 180 days after the termination of employment due to such Disability or death.

         Adjustments

         In the event of changes in the number of outstanding shares of Common Stock by reason of stock dividends, splits or recapitalizations, an appropriate and equitable adjustment will be made by the Special Option Committee to the number and kind of shares subject to outstanding Options and to the number and kind of shares remaining available for issuance pursuant to Options to be granted under the Special Option Plan.

         Termination and Amendment

         The Special Option Plan will terminate ten years after the Effective Date, subject to its earlier termination by the Board at any time. The Board may amend the Special Option Plan at any time, provided that no amendment would affect, in any way, the rights of optionees or grantees who have outstanding options or grants without the consent of such optionees or grantees.

         Federal Income Tax Consequences

         The following is a brief general description of the consequences under the Code of the receipt or exercise of Options under the Special Option Plan:

         INCENTIVE STOCK OPTIONS. An option holder has no tax consequences upon issuance or, generally, upon exercise of, an ISO. An option holder will recognize income when he sells or exchanges the shares acquired upon exercise of an ISO. This income will be taxed at the applicable capital gains rate if the sale or exchange occurs after the expiration of the requisite holding periods. Generally, the requisite holding periods expire two years after the date of grant of the ISO and one year after the date of acquisition of the Common Stock pursuant to the exercise of the ISO. If an option holder disposes of the Common Stock acquired pursuant to exercise of an ISO before the expiration of the requisite holding periods, the option holder will recognize compensation income in an amount equal to the difference between the option price and the lesser of (i) the fair market value of the shares on the date of exercise and (ii) the price at which the shares are sold. This amount will be taxed at ordinary income rates. If the sale price of the shares is greater than the fair market value on the date of exercise, the difference will be recognized as gain by the option holder and taxed at the applicable capital gains rate. If the sale price of the shares is less than the option price, the option holder will recognize a capital loss equal to the excess of the option price over the sale price.

         For these purposes, the use of shares acquired upon exercise of an ISO to pay the option price of another option (whether or not it is an ISO) will be considered a disposition of the shares. If this disposition occurs before the expiration of the requisite holding periods, the option holder will have the same tax consequences as are described in the preceding paragraph. If the option holder transfers any such shares after holding them for the requisite holding periods or transfers shares acquired pursuant to exercise of a NQSO or on the open market, he generally will not recognize any income upon the exercise. Whether or not the transferred shares were acquired pursuant to an ISO and regardless of how long the option holder has held such shares, the basis of the new shares received pursuant to the exercise will be computed in two steps. In the first step, a number of new shares equal to the number of old shares tendered (in payment of the option's exercise) will be considered exchanged under Code Paragraph 1036 and the rulings thereunder; these new shares will receive the same holding period and the same basis as the option holder had in the old tendered shares, if any, plus the amount included in income from the deemed sale of the old shares and the amount of cash or other nonstock consideration paid for the new shares, if any. In the second step, the number of new shares received by the option holder in excess of the old tendered shares will receive a basis of zero, and the option holder's holding period with respect to such shares will commence upon exercise.

         An option holder may have tax consequences upon exercise of an ISO if the aggregate fair market value of shares of the Common Stock subject to ISOs which first become exercisable by an option holder in any one calendar year exceeds $100,000. If this occurs, the excess shares will be treated as though they are subject to a NQSO instead of an ISO. Upon exercise of an option with respect to these shares, the option holder will have the tax consequences described below with respect to the exercise of NQSO's.

         Finally, except to the extent that an option holder has recognized income with respect to the exercise of an ISO (as described in the preceding paragraphs), the amount by which the fair market value of a share of the Common Stock at the time of exercise of the ISO exceeds the option price will be included in determining an option holder's alternative minimum taxable income, and may cause the option holder to incur an alternative minimum tax liability in the year of exercise. There will be no tax consequences to the Company upon issuance or, generally, upon exercise of an ISO. However, to the extent that an option holder recognizes ordinary income upon exercise, as described above, the Company generally will have a deduction in the same amount.

         NONQUALIFIED STOCK OPTIONS. Neither the Company nor the option holder has income tax consequences from the issuance of NQSO's. Generally, in the tax year when an option holder exercises NQSO's, the option holder recognizes ordinary income in the amount by which the fair market value of the shares at the time of exercise exceeds the option price for such shares. The Company generally will have a deduction in the same amount as the ordinary income recognized by the option holder in the Company's tax year in which or with which the option holder's tax year (of exercise) ends.

         If an option holder exercises a NQSO by paying the option price with previously acquired Common Stock, the option holder will recognize income (relative to the new shares he is receiving) in two steps. In the first step, a number of new shares equivalent to the number of old shares tendered (in payment of the NQSO exercised) is considered to have been exchanged in accordance with Code Paragraph 1036 and the rulings thereunder, and no gain or loss is recognized. In the second step, with respect to the number of new shares acquired in excess of the number of old shares tendered, the option holder will recognize income on those new shares equal to their fair market value less any nonstock consideration tendered.

         The new shares equal to the number of the old shares tendered will receive the same basis as the option holder had in the old shares and the option holder's holding period with respect to the tendered old shares will apply to those new shares. The excess new shares received will have a basis equal to the amount of income recognized by the option holder by exercise, increased by any nonstock consideration tendered. Their holding period will commence upon exercise of the Option.


         THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE PROPOSAL TO RATIFY THE ADOPTION OF THE COMPANY'S SPECIAL 1997 STOCK OPTION PLAN.


                            CHANGE OF CORPORATE NAME
                                  (PROPOSAL 3)

         The Board of Directors has unanimously approved, subject to shareholder approval, an amendment to Article I of the Company's Amended and Restated Certificate of Incorporation to change the name of the Company from "Chicago Miniature Lamp, Inc." to "SLI, Inc." The purpose of the change is to adopt a name more representative of the Company's identity following the acquisition of the worldwide (outside of North America) operations of Sylvania Lighting International B.V., and thereby enhance the Company's identity. Under Oklahoma law, the affirmative vote of a majority of the outstanding stock is required to approve this proposed amendment to the Company's Amended and Restated Certificate of Incorporation. Upon approval by the shareholders, the proposed amendment to the Amended and Restated Certificate of Incorporation will become effective upon the filing of a certificate of amendment with the Secretary of State of the State of Oklahoma, which is expected to occur promptly after the Meeting.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE PROPOSAL TO AMEND THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO CHANGE THE COMPANY'S NAME TO "SLI, INC."


                         INDEPENDENT PUBLIC ACCOUNTANTS
                                  (PROPOSAL 4)

         On the recommendation of the Audit Committee, the Certified Public Accounting firm of Ernst & Young LLP, the Company's independent accountants for the fiscal year ended November 30, 1997, has been selected as the Company's independent accountants for the fiscal year ending January 3, 1999. The Company does not expect that a representative of that accounting firm will be present at the Meeting.

         The selection of independent auditors is not required to be submitted to a vote of the shareholders. The Board believes, however, it is appropriate as a matter of policy to request that the shareholders ratify the appointment. If the shareholders do not ratify the appointment, the Board will reconsider its selection.

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING JANUARY 3, 1999.

       STOCK OWNERSHIP OF PRINCIPAL SHAREHOLDERS, DIRECTORS AND MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of March 16, 1998 for (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each of the executive officers of the Company named in the Summary Compensation Table, and (iv) all of the directors and officers of the Company as a group.

                                                            SHARES BENEFICIALLY
                                                                  OWNED(1)
                                                            -------------------
         NAME                                           NUMBER          PERCENT
         ----                                           ------          -------
Frank M. Ward(2)...................................   12,283,355         41.9%

Ward Family Partnership (2)                            2,059,395          7.0%
 c/o Veritas Advisors, Inc.
 84 State Street
 Boston, MA  02109

Werner Arnold (3)..................................      285,000           *

Donald S. Dewsnap (4)..............................       23,925           *

Frederick B. Howard................................           --           *

Richard E. Ingram (5)..............................       37,950           *

Norman Scoular.....................................           --           *

Ronald S. Goldstein(6).............................      112,501           *

Richard F. Parenti (7).............................       19,050           *

All executive officers and directors
   as a group (8 persons)..........................   12,761,781         43.6%

--------------

*   Less than 1%.


(1) Includes shares underlying options which are exercisable or exercisable within sixty (60) days from March 16, 1998. Unless otherwise indicated, each shareholder has sole voting and investment power with respect to the shares beneficially owned.

(2) Includes 11,633,355 shares owned by Frank M. Ward and Eileen M. Ward as joint tenants with right of survivorship, 750,000 shares owned by Frank
         M. Ward GRAT Trust, of which Mr. Ward is one of two Trustees.

(3) Includes 255,000 shares owned by Mr. Arnold and 30,000 shares subject to options exercisable within 60 days of March 16, 1998.

(4) Includes 20,925 shares owned by Mr. Dewsnap and 3,000 shares subject to options exercisable within 60 days of March 16, 1998.

(5) Includes 3,450 shares owned by Mr. Ingram and 34,500 shares owned by Richard E. Ingram as trustee of the Donna C. Ingram trust.

(6) Includes 53,933 shares owned by Mr. Goldstein and 58,568 shares subject to options exercisable within 60 days of March 16, 1998. Mr. Goldstein resigned from his positions as a director and an executive officer of the Company in January 1998.

(7) Includes 3,000 shares owned by Mr. Parenti and 16,050 shares subject to options exercisable within 60 days of March 16, 1998.

                              CERTAIN TRANSACTIONS

         The Company leases on a month-to-month basis approximately 2,200 square feet of office space in Canton, Massachusetts from Frank M. Ward, the President, Chief Executive Officer and a director of the Company. Rent expense on this facility was $60,000 for the fiscal year ended December 3, 1995, $67,000 for the year ended December 1, 1996, and $60,000 for the fiscal year ended November 30, 1997. Management believes the rent to be comparable to the rent that would be paid to an unrelated party.

         At December 2, 1996, Mr. Ward owed the Company $515,000 for advances made to him or payments made on his behalf. Such amount was repaid by Mr. Ward in March 1997.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that during the fiscal year ended November 30, 1997, all filing requirements pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, were complied with in a timely fashion.

                                  OTHER MATTERS

         The management has no information that any other matters will be brought before the Meeting. If, however, other matters do come before the Meeting, it is the intention of the persons named in the Proxy to vote the shares to which the proxy relates on such matters in accordance with their best judgment, discretionary authority to do so being included in the Proxy.

                SHAREHOLDER PROPOSALS FOR THE 1999 ANNUAL MEETING

         In order to be included in the proxy materials for the 1999 Annual Meeting of Shareholders of the Company, shareholder proposals must be received by the Company not later than November 27, 1998.

                                     GENERAL

         THE COMPANY WILL PROVIDE FREE OF CHARGE TO ANY SHAREHOLDER FROM WHOM A PROXY IS SOLICITED PURSUANT TO THIS PROXY STATEMENT, UPON WRITTEN REQUEST FROM SUCH SHAREHOLDER, A COPY OF THE COMPANY'S ANNUAL REPORT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE COMPANY'S FISCAL YEAR ENDED NOVEMBER 30, 1997. REQUESTS FOR SUCH REPORT SHOULD BE DIRECTED TO INVESTOR RELATIONS AT CHICAGO MINIATURE LAMP, INC., 500 CHAPMAN STREET, CANTON, MA 02021

         The Company expects to hold its next shareholder meeting on or about May 24, 1999 and proxy materials in connection with that meeting are expected to be mailed approximately 30 days prior to the meeting.


                                     Chicago Miniature Lamp, Inc.

                                     By /s/ Richard F. Parenti
                                     ----------------------------------
                                     Richard F. Parenti, Secretary

Date:  March ___, 1998

                                    Exhibit A

                          CHICAGO MINIATURE LAMP, INC.
                         SPECIAL 1997 STOCK OPTION PLAN

SECTION 1.  PURPOSE

         This Special 1997 Stock Option Plan (the "Plan") is intended as a performance incentive for employees of those Subsidiaries (as hereinafter defined) of CHICAGO MINIATURE LAMP, INC., an Oklahoma corporation (the "Company") whose principal operations are located outside of the United States and Canada, and for certain other individuals providing services to the Company or its Subsidiaries, to enable the persons to whom options are granted hereunder (an "Optionee" or "Optionees") to acquire or increase a proprietary interest in the success of the Company and its Subsidiaries. The Company intends that this purpose will be effected by the granting of stock options ("Options") under the Plan. As used in the Plan, the term "Subsidiary" shall mean, with respect to the Company, any corporation or other entity, a majority (by number of votes) of whose outstanding equity interests of any class or classes are at the time of determination owned by the Company or by a Subsidiary of the Company, if the holders of such equity interests (a) are ordinarily, in the absence of contingencies, entitled to vote for the election of a majority of the directors (or persons performing similar functions) of the issuer thereof, even though the right so to vote has been suspended by the happening of any such contingency, or
(b) are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of the issuer thereof, whether or not the right so to vote exists by reason of the happening of a contingency.

SECTION 2.  OPTIONS TO BE GRANTED AND ADMINISTRATION

         2.1 Administration by the Board. This Plan shall be administered by the Board of Directors of the Company (the "Board"). The Board shall have full and final authority to operate, manage and administer the Plan on behalf of the Company. This authority includes, but is not limited to: (i) the power to grant Options conditionally or unconditionally; (ii) the power to prescribe the form or forms of the instruments evidencing options granted under this Plan; (iii) the power to interpret the Plan; (iv) the power to provide regulations for the operation of the incentive features of the Plan, and otherwise to prescribe regulations for interpretation, management and administration of the Plan; (v) the power to delegate responsibility for Plan operation, management and administration on such terms, consistent with the Plan, as the Board may establish; (vi) the power to delegate to other persons the responsibility for performing ministerial acts in furtherance of the Plan's purpose; and (vii) the power to engage the services of persons or organizations in furtherance of the Plan's purpose, including, but not limited to, banks, insurance companies, brokerage firms and consultants.

         In addition, as to each Option, the Board shall have full and final authority in its discretion: (i) to determine the number of shares subject to each Option; (ii) to determine the time or times at which Options will be granted; (iii) to determine the time or times when each Option shall become exercisable and the duration of the exercise period, which shall not exceed the limitations specified in Section 5.1.1; and (iv) to determine the option price for the shares subject to each Option, which price shall be subject to the applicable requirements, if any, of Section 5.1.4 hereof.

         2.2 Appointment and Proceedings of Committee. The Board may appoint a Stock Option Committee (the "Committee") which shall consist of one or three Members of the Board. The Board may from time to time appoint members of the Committee in substitution for or in addition to the member or members previously appointed, and may fill vacancies, however caused, in the Committee. If the Committee has more than one member, it shall select one of its members as its chairman. The Committee shall hold its meetings at such times and places as it, or Chairman, as the case may be, shall deem advisable. If the Committee has more than one member, a majority of its members shall constitute a quorum, and all actions of the Committee shall be taken by a majority of its members. Any action of the Committee may be taken by a written instrument signed by the Committee, or if the Committee has more than one member, by all of its members, and any action so taken shall be as fully effective as if it had been taken by a vote of a majority of the members at a meeting duly called and held.

         2.3 Powers of Committee. Subject to the provisions of this Plan and the approval of the Board, the Committee shall have the power to make recommendations to the Board as to whom Options should be granted, the number of shares to be covered by each Option, the time or times of grant of Option, and the terms and conditions of each Option. In addition, the Committee shall have authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, and to exercise the administrative and ministerial powers of the Board with regard to aspects of the Plan, other than the granting of Options. The interpretation and construction by the Committee of any provisions of the Plan or of any Option and the exercise of any power delegated to it hereunder shall be final, unless otherwise determined by the Board. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option.

SECTION 3.  STOCK

         3.1 Shares Subject to Plan. The stock subject to the Options shall be shares of the Company's authorized but unissued common stock, par value $.01 per share ("Common Stock"). The total number of shares that may be issued pursuant to Options shall not exceed an aggregate of 2,000,000 shares of Common Stock.

         3.2 Lapsed or Unexercised Options. Whenever any outstanding Option expires, is cancelled or is otherwise terminated (other than by exercise), the shares of Common Stock allocable to the unexercised portion of such Option shall be restored to the Plan and be available for the grant of other Options.

SECTION 4.  ELIGIBILITY

         4.1 Eligible Optionees. Options may be granted under the Plan to employees of the Company or any of its Subsidiaries who are not also officers of the Company or members of the Board, and to certain other individuals providing services to the Company or its Subsidiaries. No person who is either an officer of the Company or a member of the Board is eligible to participate in the Plan.

SECTION 5.  TERMS OF THE OPTION GRANTS

         5.1 Mandatory Terms. Each grant of an Option under the Plan (an "Option Grant") shall contain such provisions as the Board or the Committee shall from time to time deem appropriate, and shall include provisions relating to the method of exercise, payment of exercise price, adjustments or changes in the Company's capitalization and the effect of a merger, consolidation, liquidation, sale or other disposition of or involving the Company. Option Grants need not be identical, but each Option Grant by appropriate language shall include the substance of all of the following provisions:

             5.1.1 Expiration. Notwithstanding any other provision of the Plan or of any Option Grant, each Option shall expire on the date specified in the Option Grant, which date shall not be later than the tenth anniversary of the date as of which the Option was granted.

             5.1.2 Exercise. Each Option shall be deemed exercised when (i) the Company has received written notice of such exercise in accordance with the terms of the Option, (ii) full payment of the aggregate option price of the shares of Common Stock as to which the Option is exercised has been made, and
(iii) arrangements that are satisfactory to the Board or the Committee in its sole discretion have been made for the Optionee's payment to the Company of the amount that is necessary for the Company or Subsidiary employing the Optionee to withhold in accordance with applicable tax withholding requirements. Unless further limited by the Board or the Committee in any Option Grant, the option price of any shares of Common Stock purchased shall be paid in cash, by certified or official bank check, by money order, with shares of Common Stock or by a combination of the above; provided further, however, that the Board or the Committee in its sole discretion may accept a personal check in full or partial payment of any shares of Common Stock. If the exercise price is paid in whole or in part with shares, the value of the shares surrendered shall be their fair market value on the date the Option is exercised as determined in accordance with Section 5.1.4 hereof. No Optionee shall be deemed to be a holder of any shares of Common Stock subject to an Option unless and until a stock certificate or certificates for such shares of Common Stock are issued to such person(s) under the terms of the Plan. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as expressly provided in Section 6 hereof.

             5.1.3 Events Causing Immediate Exercise. Unless otherwise provided in any Option Grant, each outstanding Option shall become immediately fully exercisable:

                   5.1.3.1 if there occurs any transaction (which shall include a series of transactions occurring within 60 days or occurring pursuant to a plan), that has the result that stockholders of the Company immediately before such transaction cease to own at least 51 percent of the voting stock of the Company or of any entity that results from the participation of the Company in a reorganization, consolidation, merger, liquidation or any other form of corporate transaction;

                   5.1.3.2 if the stockholders of the Company shall approve a plan of merger, consolidation, reorganization, liquidation or dissolution in which the Company does not survive (unless the approved merger, consolidation, reorganization, liquidation, or dissolution is subsequently abandoned); or

                   5.1.3.3 if the stockholders of the Company shall approve a plan for the sale, lease, exchange or other disposition of all or substantially all the property and assets of the Company (unless such plan is subsequently abandoned).

         The Board or the Committee may in its sole discretion accelerate the date on which any Option may be exercised and may accelerate the vesting of any shares of Common Stock subject to any Option or previously acquired by the exercise of any Option.

             5.1.4 Purchase Price. The price at which shares may be purchased under any Option shall be specified by the Board at the time such Option is granted, and may be less than, equal to or greater than the fair market value of the shares of Common Stock on the date such Option is granted, but shall not be less than the par value of shares of Common Stock.

         For the purpose of the Plan, the "fair market value" per share of Common Stock on any date of reference shall be the Closing Price of the Common Stock of the Company which is referred to in clause (i), (ii) or (iii) below, on the business day immediately preceding such date, or if not referred to in clause (i), (ii) or (iii) below, "fair market value" per share of Common Stock shall be such value as shall be determined by the Board or the Committee, unless the Board or the Committee in its sole discretion shall determine otherwise in a fair and uniform manner. For this purpose, the Closing Price of the Common Stock on any business day shall be (i) if the Common Stock is listed or admitted for trading on any United States national securities exchange, or if actual transactions, are otherwise reported on a consolidated transaction reporting system, the last reported sale price of Common Stock on such exchange or reporting system, as reported in any newspaper of general circulation, (iii) if the Common Stock is quoted on the National Association of Securities Dealers Automated Quotations System ("NASDAQ"), or any similar system of automated dissemination of quotations of securities prices in common use, the mean between the closing high bid and low asked quotations for such day of Common Stock on such system, or (iii) if neither clause (i) or (ii) is applicable, the mean between the high bid and low asked quotations for the Common Stock as reported by the National Quotation Bureau, Incorporated if at least two securities dealers have inserted both bid and asked quotations for Common Stock on at least five of the ten preceding days.

             5.1.5 Transferability of Options. Options shall be transferable to the extent, and only to the extent, expressly provided in the Option Grant with respect thereto.

             5.1.6 Termination of Employment or Death of Optionee. Except as may be otherwise expressly provided in the Option Grant with respect thereto, Options shall terminate on the earlier to occur of.

                   5.1.6.1 the date of expiration thereof stated in the Option Grant with respect thereto, or

                   5.1.6.2 other than in the case of death of the Optionee or disability of the Optionee within the meaning of Section 22(e)(3) of the United States Internal Revenue Code ("disability"), 90 days after termination of the employment or other relationship between the Company or any of the Subsidiaries and the Optionee, unless such termination provision is waived by resolution adopted by the Board within 30 days of the termination of such relationship.

         Except as may otherwise be expressly provided in the applicable Option Grant, in the event of the death of an Optionee while in an employment or other relationship with the Company and before the date of expiration of an Option, such Option shall terminate on the earlier of such date of expiration or 180 days following the date of such death. After the death of the Optionee, his executors, administrators or any person or persons to whom such Option may be transferred by will or by laws of descent and distribution, shall have the right, at any time prior to such time of termination, to exercise such Option to the extent the Optionee was entitled to exercise such Option immediately prior to the Optionee's death.

         Except as may otherwise be expressly provided in the applicable Option Grant, if an Optionee's employment or other relationship with the Company terminates because of a disability, such Optionee's Option shall terminate on the earlier of the date of expiration thereof or 180 days following the termination of such relationship; and unless by its terms it sooner terminates and expires during such 180 day period, the Optionee may exercise that portion of such Option which is exercisable at the time of termination of such relationship.

         An employment relationship between the Company and the Optionee shall be deemed to exist during any period during which the Optionee is employed by the Company or by any Subsidiary. Whether authorized leave of absence or absence on military or government service shall constitute termination of the employment relationship between the Company and the Optionee shall be determined by the Board at the time thereof.

              5.1.7 Rights of Optionees. No Optionee shall be deemed for any purpose to be the owner of any shares of Common Stock subject to any Option unless and until (i) the Option shall have been exercised pursuant to the terms thereof, (ii) the Company shall have issued and delivered the shares of the Optionee, and (iii) the Optionee's name shall have been entered as a stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such shares of Common Stock.

         5.2. Certain Optional Terms. The Board may in its discretion provide, upon the grant of any Option hereunder, that the Company shall have an option to repurchase all or any number of shares purchased upon exercise of such Option. The repurchase price per share payable by the Company shall be such amount or be determined by such formula as is fixed by the Board at the time the Option for the shares subject to repurchase was granted. The Board may also provide that the Company shall have a right of first refusal with respect to the transfer or proposed transfer of any shares purchased upon exercise of an Option granted hereunder. In the event the Board shall grant Options subject to repurchase rights or rights of first refusal in favor of the Company as described in this
Section 5.2, (a) the Option Grant with respect to such Option shall set forth in its terms and provisions the terms of such repurchase rights or rights of first refusal (and if not set forth in such Option Grant, such rights shall not apply), and (b) the certificate or certificates representing the shares purchased pursuant to such Option shall carry a legend satisfactory to counsel for the Company referring to the Company's rights with respect thereto.

SECTION 6.  ADJUSTMENT OF SHARES OF COMMON STOCK

         6.1 Increase or Decrease of Outstanding Shares. If at any time while the Plan is in effect or unexercised Options are outstanding, there shall be any increase or decrease in the number of issued and outstanding shares of Common Stock through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of shares of Common Stock, then and in such event (i) appropriate adjustment shall be made in the maximum number of shares of Common Stock available for grant under the Plan, so that the same percentage of the Company's issued and outstanding shares of Common Stock shall continue to be subject to being so optioned, and (ii) appropriate adjustment shall be made in the number of shares and the exercise price per share of Common Stock thereof then subject to any outstanding Option, so that the percentage of the Company's issued and outstanding shares of Capital Stock shall remain subject to purchase at the same aggregate exercise price.

         6.2 Discretionary Adjustment. Subject to the specific terms of any Option Grant, the Board or the Committee may change the terms of Options outstanding under the Plan, with respect to the option price or the number of shares of Common Stock subject to the Options, or both, when, in the sole discretion of the Board or the Committee, such adjustments become appropriate by reason of a corporate transaction described in Section 5.1.3 hereof.

         6.3 Conversion of Shares. Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of or exercise of shares of Common Stock then subject to outstanding Options granted under the Plan.

         6.4 General. Without limiting the generality of the foregoing, the existence of outstanding Options granted under the Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business; (ii) any merger or consolidation of the Company; (iii) any issue by the Company of debt securities, or preferred or preference stock that would rank above the shares subject to outstanding Options; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.

SECTION 7.   AMENDMENT OF THE PLAN

         The Board may amend the Plan at any time and from time to time. Rights and obligations under any Option granted before any amendment of the Plan shall not be altered or impaired by such amendment, except with the consent of the Optionee.

SECTION 8.  NON-EXCLUSIVITY OF THE PLAN

         The adoption of the Plan by the Board shall not be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

SECTION 9.  GOVERNMENT AND OTHER REGULATIONS; GOVERNING LAW

         The obligation of the Company to sell and deliver shares of Common Stock with respect to Options granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable securities laws, and the obtaining of all such approvals by government agencies as may be deemed necessary or appropriate by the Board or the Committee. All shares sold under the Plan shall bear appropriate legends. The Plan shall be governed by and construed in accordance with the laws of the State of Oklahoma.

SECTION 10.  EFFECTIVE DATE OF THE PLAN

         The effective date of the Plan is September 8, 1997, the date as of which it was approved by the Board. No option may be granted under the Plan after the tenth anniversary of such effective date.

                                    APPENDIX

Chicago Miniature Lamp, Inc.
500 Chapman Street
Canton, MA 02021

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Frank M. Ward and Richard F. Parenti with the power to appoint their substitute, and hereby authorized them to represent and vote, as designated below, all the shares of common stock of Chicago Miniature Lamp, Inc. held of record by the undersigned as of March 20, 1998 at the Annual Meeting of Shareholders to be held on April 27, 1998 or any adjournment thereof.

         1. To elect six Directors to hold office until the next Annual Meeting of Shareholders.

___      FOR all nominees listed below    ____    WITHHOLD AUTHORITY to vote for
         (except as marked to the                 all nominees listed below
         contrary below)

         Werner Arnold            Donald S. Dewsnap          Frederick B. Howard
         Richard E. Ingram        Norman Scoular             Frank M. Ward

         INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided.


__________________

         2. To ratify the adoption of the Special 1997 Stock Option Plan.

         FOR [   ]                  AGAINST [   ]             ABSTAIN [   ]

         3. To amend the Company's Amended and Restated Certificate of Incorporation in order to change the name of the Company to "SLI, Inc."

         FOR [   ]                  AGAINST [   ]             ABSTAIN [   ]

         4. Ratification of the reappointment of Ernst & Young LLP as the Company's independent accountants for 1998.

         FOR [   ]                  AGAINST [   ]             ABSTAIN [   ]

         5. In their discretion, the holders of this Proxy are authorized to vote upon such other business as may properly come before the Meeting.

         This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted for Proposals 1, 2, 3 and 4.

              (Continued, and to be signed on next page)

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator or trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.



_________________________________  Signature



_________________________________  Signature, if held jointly

DATED:                     , 1998


PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.